Exhibit 10.7
FIRST AMENDMENT TO THE PETROQUEST ENERGY, INC.
ANNUAL CASH BONUS PLAN
     WHEREAS the Board of Directors of PetroQuest Energy Inc (“the Company”) previously established the PetroQuest Energy, Inc. Annual Cash Bonus Plan (the “Plan”); and
     WHEREAS the Company desires to amend the Plan for the purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules, notices and regulations thereunder (the “Code”).
     NOW, THEREFORE, the Plan is hereby amended effective as of December 31, 2008 as follows:
1.	The “PAYMENT” section of the Plan shall be amended in its entirety as follows:

“Actual Awarded Amounts will be paid as soon as possible after such awards are determined by the Committee but in no event later than March 15 after the end of the Plan Year for which the Actual Awarded Amount is made.”

2.	The first paragraph of “CHANGE-IN-CONTROL” section of the Plan shall be amended in its entirety as follows:

“Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below) each Participant, who is employed on the date of the Change in Control, shall receive the Participant’s target Bonus Amount on Exhibit A prorated for the Plan Year in which the Change in Control occurs to be paid as soon as administratively feasible but in no event later than two and a half months after the Change in Control occurs”

3.	The third paragraph of the “MISCELLANEOUS PLAN PROVISIONS” section of the Plan shall be amended to replace the term “Bonus Amounts” with the term “Actual Awarded Amounts”.

4.	The “MISCELLANEOUS PLAN PROVISIONS” section of the Plan shall be amended to add the following new paragraphs at the end thereof:

This Plan and the payments hereunder are intended to be exempt from the requirements of Section 409A of the Code, and this Plan shall be interpreted and construed in accordance with the applicable requirements to be exempt from, and to the extent necessary, comply with Code Section 409A, including, without limitation, using the defined terms from Code Section 409A.

     IN WITNESS WHEREOF, the Company has executed this First Amendment to the PetroQuest Energy, Inc. Annual Cash Bonus Plan effective as of December 31, 2008.

By:	/s/ Daniel G. Fournerat
	Name:	Daniel G. Fournerat, Executive Vice President and General Counsel
Date: December 31, 2008

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